Exhibit 10.1

ASSIGNMENT OF SECURED SUBORDINATED PROMISSORY NOTE, DATED JUNE 1, 2004

This Assignment of Secured Subordinated Promissory Note, dated June 1, 2004 (“Assignment”) is entered into as of this 31st day of January, 2007 by and among the parties listed on Exhibit A hereto (“Lenders” or collectively, “Holder”) and , VoIP, Inc., a Delaware corporation, Caerus, Inc., a Delaware corporation (“Caerus”), Volo Communications, Inc., a Delaware corporation (“Volo”), Caerus Networks, Inc., a Delaware corporation (“Caerus Networks”), Caerus Billing, Inc., a Delaware corporation (“Caerus Billing”), Volo Communications of Arizona, Inc., a Delaware corporation (“Volo Arizona”), Volo Communications of California, Inc., a Delaware corporation (“Volo California”), Volo Communications of Colorado, Inc., a Delaware corporation (“Volo Colorado”), Volo Communications of Connecticut, Inc., a Delaware corporation (“Volo Connecticut”), Volo Communications of Delaware, Inc., a Delaware corporation (“Volo Delaware”), Volo Communications of Florida, Inc., a Delaware corporation (“Volo Florida”), Volo Communications of Georgia, Inc., a Delaware corporation (“Volo Georgia”), Volo Communications of Idaho, Inc., a Delaware corporation (“Volo Idaho”), Volo Communications of Illinois, Inc., a Delaware corporation (“Volo Illinois”), Volo Communications of Indiana, Inc., a Delaware corporation (“Volo Indiana”), Volo Communications of Maryland, Inc., a Delaware corporation (“Volo Maryland”), Volo Communications of Massachusetts, Inc., a Delaware corporation (“Volo Massachusetts”), Volo Communications of Michigan, Inc., a Delaware corporation (“Volo Michigan”), Volo Communications of Nevada, Inc., a Delaware corporation (“Volo Nevada”), Volo Communications of New Hampshire, Inc., a Delaware corporation (“Volo New Hampshire”), Volo Communications of New Jersey, Inc., a Delaware corporation (“Volo New Jersey”), Volo Communications of New York, Inc., a Delaware corporation (“Volo New York”), Volo Communications of North Carolina, Inc., a Delaware corporation (“Volo North Carolina”), Volo Communications of Ohio, Inc., a Delaware corporation (“Volo Ohio”), Volo Communications of Pennsylvania, Inc., a Delaware corporation (“Volo Pennsylvania”), Volo Communications of Rhode Island, Inc., a Delaware corporation (“Volo Rhode Island”), Volo Communications of Texas, Inc., a Delaware corporation (“Volo Texas”), Volo Communications of Vermont, Inc., a Delaware corporation (“Volo Vermont”), Volo Communications of Virginia, Inc., a Delaware corporation (“Volo Virginia”), Volo Communications of Washington, Inc., a Delaware corporation (“Volo Washington”), Volo Communications of Wisconsin, Inc., a Delaware corporation (“Volo Wisconsin”) and Volo Communications of South Carolina, Inc., a Delaware corporation (“Volo South Carolina”, and together with VoIP, Caerus, Volo, Caerus Networks, Caerus Billing, Volo Arizona, Volo California, Volo Colorado, Volo Connecticut, Volo Delaware, Volo Florida, Volo Georgia, Volo Idaho, Volo Illinois, Volo Indiana, Volo Maryland, Volo Massachusetts, Volo Michigan, Volo Nevada, Volo New Hampshire, Volo New Jersey, Volo New York, Volo North Carolina, Volo Ohio, Volo Pennsylvania, Volo Rhode Island, Volo Texas, Volo Vermont, Volo Virginia, Volo Washington and Volo Wisconsin, the “Borrower”).

WITNESSETH:

WHEREAS, Cedar Boulevard Lease Funding LLC (“Cedar”) loaned to Borrower the principal amount of $7,000,000 pursuant to that certain Secured Subordinated Promissory Note, dated June 1, 2004, issued by Borrower in favor of Cedar (the “Note”), purchased under that certain Subordinated Loan and Security Agreement, dated as of Jun 1, 2004 between Borrower and Cedar, as amended by that certain First Amendment to Subordinated Loan and Security Agreement, dated July 22, 2004, that certain Second Amendment to Subordinated Loan and Security Agreement, dated August 27, 2007, and that certain Consent, Waiver and Amendment Agreement, dated January 14, 2006 (collectively, the “Subordinated Loan Agreement”). The Note and the other agreements and instruments between Borrower (or its subsidiaries) and Cedar, including the Subordinated Loan Agreement and any other agreements and instruments identified on Exhibit B hereto shall be known as the “Assigned Loan Documents”; and

WHEREAS, in conjunction therewith, Cedar will assign the Assigned Loan Documents, and its security interests in and to the Collateral to Lenders.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. RESERVED

2. Borrower represents and warrants that all of the representations and warranties in this Assignment are true and correct as of the date hereof.

3. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

4. At the Closing, Cedar is concurrently irrevocably selling and assigning to Lenders in full Cedar’s rights and obligations under the Assigned Loan Documents, and Lenders are irrevocably purchasing and assuming in full Cedar’s rights and obligations thereunder, and as of such time Cedar shall cease to have any rights and/or obligations under the Assigned Loan Documents. This sale and assignment is set forth in the Addendum. From and after the Closing, the term “Cedar” as set forth in the Assigned Loan Documents shall refer to the “Lenders”.

5. For purposes of the Assigned Loan Documents, at any time the term “Obligations” shall include the then outstanding principal amounts due under the Note and all of the notes being issued in connection with any other agreements heretofore entered into, contemporaneously entered into or previously entered into between Borrower and Lenders and all accrued and unpaid interest thereon and any fees and penalties owed by Borrower to Lenders arising in connection with the Assigned Loan Documents and any other agreements heretofore entered into, contemporaneously entered into or previously entered into between Borrower and Lenders, including, but not limited to including, any and all indemnification rights and penalties for liquidated damages.

6. An Event of Default shall occur under the Notes if there is an Event of Default under any other agreement entered into between the Borrower and the Lenders or under any other material agreement between the Borrower and any third party.

7. a. Borrower hereby represents and warrants for the express benefit of the Lenders that for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, the holding period for any shares to be issued or issuable to the Lenders in connection with the Note and for the Note tacks back to the date of execution of the Note, which dates is June 1, 2004, so that the holding period for the Lenders is deemed to have commenced on June 1, 2004. Borrower’s counsel shall provide a legal opinion, at closing, which will, among other things, opine that the holding period for any shares to be issued or issuable to the Lenders in connection with the Note and for the Note tacks back to the date of execution of the Note, which dates is June 1, 2004, so that the holding period for the Lenders is deemed to have commenced on June 1, 2004. Borrower acknowledges that if for any reason whatsoever Rule 144 is not available as a method by which the Lenders could resell their shares under the Notes, an automatic Event of Default shall occur with respect to the Notes.

b. Borrower hereby represents and warrants that no third party or regulatory approval is necessary to enter into the transactions contemplated hereby, other than of Cedar, which approval is evidenced by a fully executed and delivered Addendum.

c. Notwithstanding the reference in the Note to a Subordination Agreement, Borrower has not entered into any Subordination Agreement, nor is the Note subordinated to any other obligations of Borrower.

d. The only subsidiaries of VOIP, Inc. with assets, are: Caerus Billing, Inc., a Delaware corporation, Caerus Network, Inc, a Delaware corporation., VoIP Solutions, Inc., a Florida corporation, Caerus, Inc., a Delaware corporation, and Volo Communications, Inc., a Delaware corporation.

8. Notwithstanding anything to the contrary in the foregoing, Borrower and Lenders agree that all provisions of all of the Assigned Loan Documents are incorporated herein by reference.

9. Borrower makes the representations and warranties set forth in the Assigned Loan Documents as of the date of execution of each Assigned Loan Document and as of the date of execution of this Assignment and as of the Closing Date.

10. Each of the parties hereto agrees that (a) all repayments of the Note (including any accrued interest thereon) by Borrower (other than by conversion of the Note) will be paid pro rata to the holders thereof based upon the principal amount then outstanding to each of such holders, and (b) except as otherwise set forth herein, all payments on the Note shall be applied to the payment of accrued but unpaid interest before being applied to the payment of the principal.

11. At all times after the date hereof, Borrower will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that impairs or adversely affects the rights of Lenders under any Assigned Loan Document.

12. Borrower hereby represents and warrants that to the best of its knowledge the Assigned Loan Documents are hereby assigned by Cedar to Lenders free and clear of any liens, encumbrances, etc.

13. Borrower expressly waives for the benefit of Lenders any rights it may have to offset, defense, counterclaim or right of rescission as to the Assigned Loans which it may have had against Cedar.

14. Borrower expressly agrees that each and every representation and warranty made under any of the Subscription Documents, the Assigned Loan Documents or any other agreement between the Borrower and Lenders is deemed to have been made with respect to all agreements entered into between the parties as of the date of execution of this Assignment.

15. The parties hereby agree that each of the Assigned Loan Documents is hereby amended as set forth on Exhibit D hereto, and references herein to any Assigned Loan Document, refer to the Assigned Loan Document as amended hereby. Borrower further agrees to conform the Assigned Loan Documents to reflect all of the terms and conditions of the documents to be executed and delivered pursuant to the contemplated $2,000,000 further investment to be made by the Lenders in the Borrower, and the conformity of the Assigned Loan Documents to the terms of the newly negotiated documents is a condition precedent to such funding.

16. The Note assigned in conjunction herewith is secured by a security interest granted to the Collateral Agent for the benefit of the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Assigned Loan and Subscription Documents and any other agreement to which the Borrower and Holder are parties (collectively, "Transaction Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Transaction Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE TRANSACTION DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Transaction Documents, and that the Holder would not agree to the terms of the Transaction Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Transaction Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

17. Borrower acknowledges that the Lenders are not waiving any currently existing defaults or events of default under the Assigned Loan Documents, and that the maturity date of the Assigned Loan remains as originally stated in the Note and that the Assigned Loan is due on the maturity date as set forth in the Note.

18. The Borrower also agrees to “recut” the Note into pro rata portions to each Lender, all dated as of the date of the original Note sent to the Borrower to be recut. The Borrower shall have five (5) business days from the date of receipt of the Note to deliver “recut” Notes to the Lenders. Thereafter Lenders may deliver written notice to Borrower of failure to deliver the “recut” notes, and failure to deliver “recut” Notes within five(5) business days of notice shall be an Event of Default under the Note.

[THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first above written.

VoIP, Inc.

By:
Name: Robert Staats
Title: Chief Accounting Officer

Caerus Billing, Inc.

By:
Name: Robert Staats
Title: Chief Accounting Officer

Caerus Network, Inc.

By:
Name: Robert Staats
Title: Chief Accounting Officer

Caerus, Inc.

By:
Name: Robert Staats
Title: Chief Accounting Officer

VoIP Solutions, Inc.

By:
Name: Robert Staats
Title: Chief Accounting Officer

Volo Communications, Inc.

By:
Name: Robert Staats
Title: Chief Accounting Officer

LENDERS:

ASSIGNEES

SUBSCRIBERS	AMOUNT OF SUBSCRIPTION	PRINCIPAL AMOUNT
ALPHA CAPITAL ANSTALT By:_____________________________________ Name: Title: Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$297,076.00	$356,156.73

WHALEHAVEN CAPITAL FUND LIMITED By:_____________________________________ Name: Title: 3rd Floor, 14 Par-Laville Road Hamilton, Bermuda HM08 Fax: (441) 292-1373	$249,102.00	$298,523.84

ELLIS INTERNATIONAL LTD. By:_____________________________________ Name: Title: 53rd Street Urbanizacion Obarrio Swiss Tower, 16th Floor, Panama Republic of Panama Fax: (516) 887-8990	$249,102.00	$298,523.84

BRISTOL INVESTMENT FUND, LTD. By:_____________________________________ Name: Title: c/o Caledonian Fund Services Limited 69 Dr. Roy’s Drive George Town, Grand Cayman Cayman Islands Fax: (310) 696-0334	$287,400.00	$344,420.16

CHESTNUT RIDGE PARTNERS LP By:_____________________________________ Name: Title: 50 Tice Boulevard Woodcliff Lake, NJ 07677 Fax: (201) 802-9450	$114,960.00	$137,768.06

CENTURION MICROCAP, L.P. By:______________________________________ Name: Title: 3014 Avenue L Brooklyn, NY 11210 Fax: (718) 228-9570	$191,600.00	$229,613.44

PLATINUM LONG TERM GROWTH II INC. By:_____________________________________ Name: Title: 152 West 57th Street New York, New York 10019 Attn: Mark Nordlicht Fax: (212)	$95,800.00	$114,806.72

DOUBLE U MASTER FUND L.P. By:_____________________________________ Name: Title: P. O. Box 972 Harbour House Roadtown, Tortola, BVI Fax: (284) 494-4770	$114,960.00	$137,768.06

TOTAL	$1,600,000.00	$1,917,580.85

EXHIBIT A

Lenders

VOIP - CEDAR NOTE ASSIGNMENT

SUBSCRIBERS	AMOUNT OF SUBSCRIPTION	PRINCIPAL AMOUNT
ALPHA CAPITAL ANSTALT By:_____________________________________ Name: Title: Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$297,076.00	$356,156.73

WHALEHAVEN CAPITAL FUND LIMITED By:_____________________________________ Name: Title: 3rd Floor, 14 Par-Laville Road Hamilton, Bermuda HM08 Fax: (441) 292-1373	$249,102.00	$298,523.84

ELLIS INTERNATIONAL LTD. By:_____________________________________ Name: Title: 53rd Street Urbanizacion Obarrio Swiss Tower, 16th Floor, Panama Republic of Panama Fax: (516) 887-8990	$249,102.00	$298,523.84

BRISTOL INVESTMENT FUND, LTD. By:_____________________________________ Name: Title: c/o Caledonian Fund Services Limited 69 Dr. Roy’s Drive George Town, Grand Cayman Cayman Islands Fax: (310) 696-0334	$287,400.00	$344,420.16

CHESTNUT RIDGE PARTNERS LP By:_____________________________________ Name: Title: 50 Tice Boulevard Woodcliff Lake, NJ 07677 Fax: (201) 802-9450	$114,960.00	$137,768.06

CENTURION MICROCAP, L.P. By:______________________________________ Name: Title: 3014 Avenue L Brooklyn, NY 11210 Fax: (718) 228-9570	$191,600.00	$229,613.44

PLATINUM LONG TERM GROWTH II INC. By:____________________________________ Name: Title: 152 West 57th Street New York, New York 10019 Attn: Mark Nordlicht Fax: (212)	$95,800.00	$114,806.72

DOUBLE U MASTER FUND L.P. By:____________________________________ Name: Title: P. O. Box 972 Harbour House Roadtown, Tortola, BVI Fax: (284) 494-4770	$114,960.00	$137,768.06

TOTAL	$1,600,000.00	$1,917,580.85

EXHIBIT B

Assigned Loan Documents

 SCHEDULE OF LOAN DOCUMENTS

CAERUS, INC. AND SUBSIDIARIES

1. Subordinated Loan and Security Agreement dated June 1, 2004, plus Exhibits

2. Secured Subordinated Promissory Note dated June 1, 2004 ($7,000,000)

3. Pledge Agreement, dated as of June 1, 2004, by and between Caerus and Lender of stock in CNI, CBI and Volo

4. Pledge Agreement, dated as of June 1, 2004, by and between Volo and Lender of stock in Subsidiaries

5. Deposit Account Control Agreement, dated as of June 1, 2004, by and among Wachovia Bank, Caerus and Lender

6. Deposit Account Control Agreement, dated as of June 1, 2004, by and among Wachovia Bank, Volo and Lender

7. Equipment Lien Waiver, dated June 1, 2004, by and among Volo, Lender, and Level 3 Communications LLC

8. UCC Financing Statements for Caerus, Inc. and subsidiaries filed with DE Secretary of State as filing no. 41543539 on 6/3/04

9. Landlord Waiver dated July, 2004, for 151 South Wymore Road, Suite 3000, Altamonte Springs, Florida

10. Opinion Letter

11. Consent to Transfer of Sonus Licenses and UCC-3 releases of Sonus' liens

12. Filing of Caerus Third Amendment of Certif of Inc.

13. Delivery of Original Stock Certificates with Endorsements

14. Certificates of Insurance naming Lender as additional insured of Loss Payee and complying with Section 6.01 (d)

15. Evidence that Caerus Networks, Inc., has been dissolved

16. Acknowledgment Copy of UCC-1 Financing Statement for Each Borrower

17. Search UCC records in all relevant jurisdictions.

18. First Amendment to Subordinated Loan and Security Agreement dated July 22, 2004

19. Second Amendment to Subordinated Loan and Security Agreement dated August 27, 2004

20. Security Agreement dated as of May, 2005, by and among VOIP, Inc., Eglobalphone, VOIP Solutions, Inc., VCG Technologies, VOX Consulting and Cedar Boulevard Lease Funding, LLC

21. Guaranty Agreement dated as of May, 2005, by and among VOIP, Inc., Eglobalphone, VOIP Solutions, Inc., VCG Technologies, VOX Consulting and Cedar Boulevard Lease Funding, LLC

22. Guaranty dated as of May 21, 2005, by VOIP Acquisition in favor of Lender

23. Security Agreement, dated May 21, 2005, by and between VOIP Acquisition and Lender

24. Release Agreement dated as of May 31, 2005 among VOIP, Inc., Eglobalphone, Inc., VOIP Solutions, Inc., DNET Technologies, VOIP Americas, Inc. and Volo Acquisition Corp., in favor of Cedar Boulevard Lease Funding, LLC.

25. UCC Financing Statements for VOIP, Inc. filed with TX Secretary of State as filing no. 05-0017629737 on 6/7/05

26. Third Amendment to Subordinated Loan and Security Agreement dated August, 2005

27. Consent, Waiver and Acknowledgment dated August 1, 2005

28. Security Agreement, dated as of August [5], 2005, by and between VOIP, Inc. and WQN

29. UCC Financing Statements for VOIP Acquisition Corporation filed with DE Secretary of State as filing no. 52922491 on 9/21/05

30. Consent, Waiver and Amendment Agreement dated January 4, 2006

31. Consent, Waiver and Amendment Agreement dated January 30, 2006

32. Consent dated April 18, 2006

33. Notice of Pending Event of Default dated May 8, 2006

34. Notice of Pending Event of Default dated August 2, 2006

35. Notice of Pending Event of Default dated October 9, 2006

36. Notice of Pending Event of Default dated December 15, 2006

37. Waiver and Amendment Agreement dated January 23, 2007

EXHIBIT C

Addendum to Assignment of Convertible Debentures

(attached hereto)

EXHIBIT D

Amended Terms of Assigned Loan Documents

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOIP INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE IIA

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower's Common Stock, $.001 par value per share (“Common Stock”) as set forth below.

2A.1. Conversion into the Borrower's Common Stock.

(a)  the Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price of $.26 per share (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Subscription Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted by the Conversion Price.

(b)  Subject to adjustment as provided in Section 2A.1(c) hereof, the Conversion Price per share shall be $0.26, subject to adjustment as described herein and in the Subscription Agreement.

(c)  The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2A.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event..

D. Share Issuance. So long as this Note is outstanding, if the Borrower shall issue or agree to issue any shares of Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement) for a consideration less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Conversion Price described in this paragraph is in addition to other rights of the Holder described in this Note and the Subscription Agreement.

(d) Whenever the Conversion Price is adjusted pursuant to Section 2A.1(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(e) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock issuable upon the full conversion of this Note and as described in the Subscription Agreement. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2A.2. Method of Conversion. This Note may be converted by the Holder in whole or in part. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2A.3. Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2A.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%. The Holder may allocate which of the equity of the Borrower deemed beneficially owned by the Holder shall be included in the 4.99% amount or up to 9.99% amount as described above.

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by VoIP Inc. on January ___, 2007 into Shares of Common Stock of VoIP Inc. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: ____________________________________________________________________

Conversion Price: ______________________________________________________________________

Shares To Be Delivered: _________________________________________________________________

Signature: ____________________________________________________________________

Print Name: ______________________________________________________________________

Address: _____________________________________________________________________

 ____________________________________________________________________________